Distribution Solutions Group Announces
Fiscal 2023 Second Quarter Results
Record Second Quarter Revenue Up 17.6%

CHICAGO, August 3, 2023 - Distribution Solutions Group, Inc. (NASDAQ:DSGR) ("DSG" or the "Company"), a multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets, today announced consolidated results for the second quarter ended June 30, 2023. This press release is supplemented by an earnings slide deck appearing on the Company’s investor relations page at https://investor.distributionsolutionsgroup.com/news/events.

The following represents a summary of certain operating results (unaudited). See reconciliation of GAAP to non-GAAP measures in tables 2 and 3.

	Three Months Ended
	June 30,
(Dollars in thousands)	2023	2022	% Change
GAAP Revenue	$377,984	$321,336	17.6%
GAAP Operating Income	$13,776	$4,113	234.9%
GAAP Operating income as a percent of GAAP Revenue	3.6%	1.3%

Adjusted EBITDA	$40,100	$31,653	26.7%

Adjusted EBITDA as a percent of GAAP Revenue	10.6%	9.9%

Bryan King, CEO and Chairman of the Board, said, “Our business delivered outstanding results during the second quarter as total revenue grew by 17.6%. GAAP operating income more than tripled and adjusted EBITDA increased by $8.4 million or nearly 27%, representing 10.6% of revenue. We continued to expand our margin profile with strong execution and performance during the first half of 2023 driven by broad-based contributions across our market leading businesses. We continue to strategically focus on generating shareholder value by driving sales growth, improving profitability and generating incremental cash flow.

"Our second quarter included just over three weeks of Hisco results, which we acquired in June, and we are well underway integrating Hisco's business into DSG. Combining Hisco into our TestEquity business expands our customer base, geographic reach and product offerings while driving additional scale and cost synergies to the entire DSG platform.

"We are closely monitoring the demand environment in light of continued tightening of monetary policy to emphasize on growth segments to drive revenues. While certain end markets moderated somewhat during the second quarter, we continue to invest in those initiatives we believe will fuel profitable growth across the DSG companies. Our asset light business model, combined with our focus on growing operating cash flows and accelerating returns on invested capital, positions us well to enhance long-term shareholder value," concluded Mr. King.

Second Quarter Highlights (1)

•GAAP revenue was $378.0 million, an increase of $56.6 million or 17.6%, which included $43.4 million of additional revenue from companies acquired in 2022 and 2023 other than Lawson Products.

•GAAP operating income increased by $9.7 million from the prior year period to $13.8 million representing 3.6% of GAAP revenue. Adjusted EBITDA increased 26.7% from the prior year period to $40.1 million or 10.6% of revenue.
•Diluted income per share was $0.14 for the quarter compared to a diluted loss per share of $0.23 in the year-ago quarter. Non-GAAP adjusted diluted earnings per share was $0.52 in the second quarter 2023 compared to $0.36 for the same period a year ago.
•On June 8, 2023, DSG completed the acquisition of HIS Company, Inc., a Texas corporation (“Hisco”), for total purchase consideration of $270.4 million, net of acquired cash, with a potential additional cash earn-out payment and potential employee retention payments of $37.5 million, payable in cash or DSG common stock. DSG funded the transaction through a combination of our expanded credit facility and approximately $100 million of equity raised in a common stock rights offering to existing stockholders. Hisco sales following the completion of the acquisition in the quarter were approximately $28.0 million and is included in the TestEquity reportable segment.
•The Company ended the quarter with $189.6 million of availability under its committed credit facility and $44.2 million of unrestricted cash on hand.
(1) See reconciliation of GAAP to non-GAAP measures in tables 2 and 3.

The following represents a summary of certain operating results for each reportable segment and our All Other category (unaudited). See reconciliation of GAAP to non-GAAP measures in tables 2 and 3.

	Lawson Products		Gexpro Services		TestEquity		All Other		Consolidated DSG
(Dollars in thousands)	Q2 2023	Q2 2022	Q2 2023	Q2 2022	Q2 2023	Q2 2022	Q2 2023	Q2 2022	Q2 2023	Q2 2022
GAAP Revenue	$119,147	$107,334	$108,274	$99,792	$136,067	$97,874	$14,496	$16,336	$377,984	$321,336
GAAP Operating Income	$8,470	$(2,562)	$8,778	$5,390	$(3,182)	$471	$(290)	$814	$13,776	$4,113

Adjusted EBITDA	$16,070	$9,405	$13,142	$11,915	$9,493	$8,647	$1,395	$1,686	$40,100	$31,653

GAAP Operating income as a percent of GAAP Revenue	7.1%	(2.4)%	8.1%	5.4%	(2.3)%	0.5%	(2.0)%	5.0%	3.6%	1.3%
Adjusted EBITDA as a percent of GAAP Revenue	13.5%	8.8%	12.1%	11.9%	7.0%	8.8%	9.6%	10.3%	10.6%	9.9%

Note Regarding Reverse Merger Accounting

As a result of the April 1, 2022 strategic combination of Lawson Products, Gexpro Services and TestEquity, the Company's financial results are reported under reverse merger accounting treatment as required by generally accepted accounting principles ("GAAP"). Accordingly, Lawson Products results are included only for the periods following the April 1, 2022 merger closing date. GAAP results for the three and six months ended June 30, 2022 include the combined results of Gexpro Services and TestEquity, and the results of Lawson Products only subsequent to April 1, 2022. GAAP results for the three and six months ended June 30, 2023 include the results of Lawson Products, Gexpro Services and TestEquity.

Conference Call

Distribution Solutions Group, Inc. will conduct a conference call with investors to discuss second quarter 2023 results at 9:00 a.m. Eastern Time on August 3, 2023. The conference call is available by direct dial at 1-888-506-0062 in the U.S. or 1-973-528-0011 from outside of the U.S. The participant access code is 360415. A replay of the conference call will be available by telephone approximately two hours after completion of the call through August 17, 2023. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The passcode for the replay is 48695. A streaming audio of the call and an archived replay will also be available on the investor relations page of Distribution Solutions Group’s website. Presentations may be supplemented by a series of slides appearing on the company’s investor relations home page at https://investor.distributionsolutionsgroup.com/news/events.

About Distribution Solutions Group, Inc.

Distribution Solutions Group (“DSG”) is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 170,000 customers in several diverse end markets supported by approximately 3,800 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements, which speak only as of the date made. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the SEC, including DSG’s Annual Report on Form 10-K, DSG’s Quarterly Reports on Form 10-Q and DSG’s Current Reports on Form 8-K. In addition, the following factors, among others, could cause actual outcomes and results to differ materially from those discussed in the forward-looking statements: (i) unanticipated difficulties or expenditures relating to the mergers; (ii) the risk that stockholder litigation in connection with the mergers results in significant costs of defense, indemnification and liability; (iii) any problems arising in combining the businesses of Lawson Products, TestEquity and Gexpro Services, which may result in the combined company not operating as effectively and efficiently as expected; and (iv) the risks that DSG may encounter difficulties integrating the business of DSG and Hisco, that DSG may not achieve the anticipated synergies contemplated with respect to the transaction and that certain assumptions with respect to Hisco's business or the transaction could prove to be inaccurate.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$44,244	$24,554
Restricted cash	20,607	186
Accounts receivable, less allowances	238,705	166,301
Inventories, net	326,236	264,374
Prepaid expenses and other current assets	32,999	22,773
Total current assets	662,791	478,188
Property, plant and equipment, net	113,329	64,395
Rental equipment, net	27,106	27,139
Goodwill	398,663	348,048
Deferred tax asset	7	189
Intangible assets, net	277,537	227,994
Cash value of life insurance	17,628	17,166
Right of use operating lease assets	65,772	46,755
Other assets	7,246	5,736
Total assets	$1,570,079	$1,215,610
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$88,977	$80,486
Current portion of long-term debt	32,386	16,352
Current portion of lease liabilities	12,836	9,964
Accrued expenses and other current liabilities	92,999	62,677
Total current liabilities	227,198	169,479
Long-term debt, less current portion, net	558,845	395,825
Lease liabilities	57,735	39,828
Deferred tax liability	25,905	23,834
Other liabilities	24,403	23,649
Total liabilities	894,086	652,615
Stockholders’ equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 35,000,000 shares Issued - 23,667,064 and 19,730,362 shares, respectively Outstanding - 23,349,735 and 19,416,784 shares, respectively	23,350	19,417
Capital in excess of par value	688,983	591,796
Retained deficit	(16,809)	(25,736)
Treasury stock – 317,329 and 313,578 shares, respectively	(12,697)	(12,526)
Accumulated other comprehensive (loss) income	(6,834)	(9,956)
Total stockholders’ equity	675,993	562,995
Total liabilities and stockholders’ equity	$1,570,079	$1,215,610

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Revenue	$377,984	$321,336	$726,254	$475,421
Cost of goods sold	241,961	206,781	457,360	319,982
Gross profit	136,023	114,555	268,894	155,439

Selling, general and administrative expenses	122,247	110,442	238,397	148,338

Operating income (loss)	13,776	4,113	30,497	7,101

Interest expense	(9,492)	(3,751)	(17,162)	(10,607)
Loss on extinguishment of debt	—	(2,814)	—	(3,395)
Change in fair value of earnout liabilities	36	(5,693)	(21)	(5,693)
Other income (expense), net	(761)	(182)	(1,736)	774

Income (loss) before income taxes	3,559	(8,327)	11,578	(11,820)
Income tax expense (benefit)	535	(3,612)	2,647	(4,568)

Net income (loss)	$3,024	$(4,715)	$8,931	$(7,252)

Basic income (loss) per share of common stock	$0.14	$(0.23)	$0.42	$(0.47)

Diluted income (loss) per share of common stock	$0.14	$(0.23)	$0.41	$(0.47)

Basic weighted average shares outstanding	21,810,618	20,343,028	21,467,599	15,347,943

Diluted weighted average shares outstanding	21,997,507	20,343,028	21,652,609	15,347,943

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Operating activities
Net income (loss)	$8,931	$(7,252)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	30,306	22,335
Amortization of debt issue costs	1,002	421
Extinguishment of debt	—	3,395
Stock-based compensation	4,392	4,013
Deferred income taxes	86	(420)
Change in fair value of earnout liabilities	21	5,693
Gain on sale of rental equipment	(1,377)	(1,821)
Loss on sale of property, plant and equipment	215	—
Charge for step-up of acquired inventory	716	—
Net realizable value and reserve adjustment for obsolete and excess inventory	—	1,377
Bad debt expense	933	244
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(4,799)	(27,639)
Inventories	962	(28,983)
Prepaid expenses and other current assets	(6,405)	(13,777)
Accounts payable	(8,936)	(5,254)
Accrued expenses and other current liabilities	(624)	9,957
Other changes in operating assets and liabilities	2,041	(1,832)
Net cash provided by (used in) operating activities	27,464	(39,543)
Investing activities
Purchases of property, plant and equipment	(7,796)	(3,410)
Business acquisitions, net of cash acquired	(252,007)	(113,781)
Purchases of rental equipment	(5,990)	(4,878)
Proceeds from sale of rental equipment	2,969	6,783
Net cash provided by (used in) investing activities	(262,824)	(115,286)
Financing activities
Proceeds from revolving lines of credit	161,684	166,200
Payments on revolving lines of credit	(274,134)	(67,687)
Proceeds from term loans	305,000	377,552
Payments on term loans	(11,250)	(307,490)
Deferred financing costs	(3,419)	(11,415)
Proceeds from rights offering, net of offering costs of $1,531	98,469	—
Shares repurchased held in treasury	(171)	(78)
Payment of financing lease principal	(249)	(39)
Payment of earnout	(1,000)	—
Net cash provided by (used in) financing activities	274,930	157,043
Effect of exchange rate changes on cash and cash equivalents	541	1,181
Increase (decrease) in cash, cash equivalents and restricted cash	40,111	3,395
Cash, cash equivalents and restricted cash at beginning of period	24,740	14,671
Cash, cash equivalents and restricted cash at end of period	$64,851	$18,066
Cash and cash equivalents	$44,244	$17,872
Restricted cash	20,607	194
Total cash, cash equivalents and restricted cash	$64,851	$18,066

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2023	2022
Revenue:
Lawson Products	$119,147	$107,334
Gexpro Services	108,274	99,792
TestEquity	136,067	97,874
Other	14,496	16,336
Total	$377,984	$321,336

Operating Income:
Lawson Products	$8,470	$(2,562)
Gexpro Services	8,778	5,390
TestEquity	(3,182)	471
Other	(290)	814
Total	$13,776	$4,113

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflections of underlying trends of the business because they provide a comparison of historical information that excludes for all periods certain non-operational items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended June 30, 2023 and 2022. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Operating Income to Non-GAAP Adjusted EBITDA
Q2 2023 and Q2 2022
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		All Other		Consolidated DSG
Quarter Ended	Q2 2023	Q2 2022	Q2 2023	Q2 2022	Q2 2023	Q2 2022	Q2 2023	Q2 2022	Q2 2023	Q2 2022
GAAP Revenue	$119,147	$107,334	$108,274	$99,792	$136,067	$97,874	$14,496	$16,336	$377,984	$321,336
GAAP Operating Income	$8,470	$(2,562)	$8,778	$5,390	$(3,182)	$471	$(290)	$814	$13,776	$4,113

Depreciation and amortization	4,498	4,522	4,026	4,093	5,560	5,761	500	370	14,584	14,746
Adjustments:
Merger/integration costs(1)	—	1,818	150	2,160	—	1,812	—	—	150	5,790
Stock-based compensation(2)	2,188	4,013	—	—	—	—	—	—	2,188	4,013
Severance and acquisition related retention expenses(3)	119	449	23	45	2,295	458	—	1	2,437	953
Acquisition related costs(4)	651	—	153	189	4,104	145	—	—	4,908	334
Inventory step-up(5)	—	1,165	—	—	716	—	—	457	716	1,622
Other non-recurring(6)	144	—	12	38	—	—	1,185	44	1,341	82

Adjusted EBITDA	$16,070	$9,405	$13,142	$11,915	$9,493	$8,647	$1,395	$1,686	$40,100	$31,653

GAAP Operating income as a percent of GAAP Revenue	7.1%	(2.4)%	8.1%	5.4%	(2.3)%	0.5%	(2.0)%	5.0%	3.6%	1.3%

Adjusted EBITDA as a percent of GAAP Revenue	13.5%	8.8%	12.1%	11.9%	7.0%	8.8%	9.6%	10.3%	10.6%	9.9%

(1)Merger transaction costs related to the negotiation, review and execution of the merger agreements relating to the business combination of Lawson Products, TestEquity and Gexpro Services and subsequent integration costs
(2)Expense primarily for stock-based compensation, of which a portion varies with the Company’s stock price
(3)Includes severance expense for actions taken in 2023 and 2022, not related to a formal restructuring plan and acquisition related retention expenses for the Hisco acquisition
(4)Expense for acquisition related costs, unrelated to the business combination of Lawson Products, TestEquity and Gexpro Services
(5)Inventory fair value step-up adjustment for Lawson resulting from the reverse merger acquisition accounting
(6)Other non-recurring costs consist of non-capitalized deferred financing costs incurred in conjunction with the 2023 credit agreement amendment, certain non-recurring strategic projects and other non-recurring items

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2023		June 30, 2022
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss) as reported per GAAP	$3,024	$0.14	$(4,715)	$(0.23)

Pretax adjustments:
Acquisition related costs	4,908	0.22	334	0.02
Stock-based compensation	2,188	0.10	4,013	0.20
Merger/integration costs	150	0.01	5,790	0.28
Severance and acquisition related retention expenses	2,437	0.11	953	0.05
Change in fair value of earnout liabilities	(36)	—	5,693	0.28
Loss on extinguishment of debt	—	—	2,814	0.14
Inventory step-up	716	0.03	1,622	0.08
Other non-recurring	1,341	0.06	82	—
Total pretax adjustments	11,704	0.53	21,301	1.05
Tax effect on adjustments(1)	(3,394)	(0.15)	(9,245)	(0.46)
Total adjustments, net of tax	8,310	0.38	12,056	0.59
Non-GAAP adjusted net income	$11,334	$0.52	$7,341	$0.36

(1)Tax effected at quarterly tax rate of 29.0% and 43.4% for the three months ended June 30, 2023 and 2022, respectively, excluding discrete items.
(2)Pretax adjustments to diluted EPS calculated on 21.998 million and 20.343 million diluted shares for the second quarter of 2023 and 2022, respectively.

Contact

Investor Relations:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer and Treasurer
773-304-5665

Investor Relations Contacts:
Three Part Advisors, LLC
Steven Hooser / Sandy Martin
214-872-2710 / 214-616-2207